                                                                    Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) and related Prospectus of World Access, Inc. and subsidiaries for the registration of 6,195,557 shares of its common stock and to the incorporation by reference therein of our report dated March 20, 2000, with respect to the consolidated financial statements and schedules of World Access, Inc. and subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                                       /s/ Ernst and Young LLP
Atlanta, Georgia
March 29, 2000